EXHIBIT 3.2

FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATION

Attached is a form for filing Articles of Amendment to amend the articles of incorporation of a Florida Profit Corporation pursuant to section 607.1006, Florida Statutes. This is a basic amendment form and may not satisfy all statutory requirements for amending.

A corporation can amend or add as many articles as necessary in one amendment.

•	The original incorporators cannot be amended.
•	If amending/adding officers/directors, list titles and addresses for each officer/director.
•	If amending the “initial or first” officers/directors/registered agent, do not refer to the newly designated individuals as the “initial or first” O/D/RA.
•	If amending the registered agent, the new agent must sign and state that he/she is familiar with the obligations of the position.
•	If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation.

 The document must be typed or printed and must be legible.

Pursuant to section 607.0123, Florida Statutes, a delayed effective date may be specified but may not be later that the 90th day after the date on which the document is filed.

Filing Fee $35.00 (Includes a letter of acknowledgment)

Certified Copy (optional) $8.75

Certificate of Status (optional) $8.75

Send one check in the total amount made payable to the Florida Department of State.

Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

Mailing Address                                                                                                 Street Address
Amendment Section                                                                                                Amendment Section
Division of Corporation                                                                                            Division of Corporation
P.O. Box 6327                                                                                                        Clifton Building
Tallahassee, FL 32314                                                                                             2661 Executive Center Circle
                              Tallahassee, FL 32301

For the further information you may call the Amendment Section at (850) 245-6050

COVER LETTER

TO: Amendment Section
        Division of Corporations

NAME OF CORPORATION: INTERACTIVE ENTERTAINMENT GROUP, INC.

DOCUMENT NUMBER: P03000145597_____________________________________

The enclosed Article of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

CHIS COTTONE______________________
(Name of Contact Person)

GREENTREE FINANCIAL, INC._________
(Firm/Company)

7951 SW 6TH STREET, SUITE 216________
(Address)

PLANTATION, FL 33324________________
(City/State and Zip Code)

For further information concerning this matter, please call:

CHIRS COTTONE_____________ at (954) 424-2345_______________________
(Name of Contact Person)                                                                 (Area Code & Daytime Telephone Number

Enclose is a check for the following amount:

$35 Filing Fee                                            $43.75 Filing Fee & Certificate of Status

◙ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)

 $52.50 Filing Fee Certificate of Status Certificated Copy (Additional Copy is enclosed)

Mailing Address                                                                                                 Street Address
Amendment Section                                                                                               Amendment Section
Division of Corporations                                                                                         Division of Corporations
P.O. Box 6327                                                                                                      Clifton Building
Tallahassee, FL 32314                                                                                           2661 Executive Center Circle
                            Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

INTERACTIVE ENTERTAINMENT GROUP, INC.____________________________
(Name if corporation as currently filed with the Florida Dept. of State)

P03000145597__________________________________________________
(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

_______________________________________________________________________
(Must contain the word “corporation”, “company”, or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”) (A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P.A.”)

AMENDMENTS ADOPTED-(OTHER THAT NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

______________________________ARTICLE IV__________________________________________________________________________________
________________________________SHARES____________________________________________________________________________________
The total number of shares which the Corporation shall have the authority to issue is 105,000,000 shares, of which 5,000,000 shares shall be designated as Preferred Stock, $.001 par value, and 100,000,000 shares shall be designated as Common Stock, $.001 par value. Each share of preferred stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance into ten (10) shares of fully paid and non-assessable shares of Common Stock.

(Attached additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

________________________________________________________________________________________________________________________________________________________________________________________________________________________
(continued)

The date of each amendment(s) adoption: July 31, 2007____________

Effective date if applicable: ___________________________________
     (no more that 90 days after file date)

Adoption of Amendment(s)                                                                            (CHECK ONE)

◙ The amendment (s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholder was/were sufficient for approval.

□ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________________________.”
    (voting group)

□ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

□ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature:_____________________________________________
(By a director, president or other officer-if directors or officers    have not been selected, by an incorporator-if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

FRIEDMAN, B. MICHAEL_______________________
     (Typed or printed name of person signing)

   PRESIDENT____________________________________
(Title of person signing)

FILING FEE: $35